Exhibit 99.1

Intellinetics Reports Improved Third-Quarter Profitability and Gross Margin Expansion

GAAP Net Loss Narrows; Positive Adjusted EBITDA of $144,821 Reflects $516,000 Sequential Improvement

COLUMBUS, OH – November 12, 2026 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and nine months ended September 30, 2026.

2026 Third Quarter Financial Highlights

●	Software as a Service (SaaS) revenue increased 5.0% year over year to $1.7 million.
●	Total revenue increased 0.7% year over year to $4.0 million, driven by growth in SaaS and storage and retrieval revenue.
●	Professional services revenue decreased 2.5% year over year.
●	Gross profit increased 5.3% year over year to $2.7 million, with gross margin expanding 295 basis points to 67.1%. Professional services gross margin improved to 48.1% from 40.5%, primarily reflecting favorable project mix.
●	Operating loss decreased 35.3% year over year to $245,484, as operating expenses remained essentially flat (up 0.1%).
●	Net loss narrowed to $0.2 million, or ($0.05) per basic and diluted share, compared with $0.4 million, or ($0.08) per basic and diluted share, in the same period in 2025.
●	Adjusted EBITDA improved $515,917 sequentially, from a $371,096 loss in the second quarter to positive $144,821 in the third quarter; third-quarter 2025 Adjusted EBITDA was positive $102,642.
●	Cash at September 30, 2026 was approximately $2.85 million, an increase of approximately $1.14 million from June 30, 2026.

2026 Nine-Month Financial Highlights

●	Software as a Service (SaaS) revenue increased 3.2% year over year to $4.9 million.
●	Professional services revenue decreased 7.8% year over year.
●	Total revenue decreased 3.1% year over year to $11.9 million, driven by the decline in professional services revenue.
●	Gross profit decreased 2.8% year over year, with gross profit margin increasing 17 basis points.
●	Net loss of $2.5 million, or ($0.56) per basic and fully diluted share, compared to net loss of $1.7 million, or ($0.39) per basic and fully diluted share, for the same period in 2025.

◌	Operating expenses for the nine months ended September 30, 2026 include approximately $430,000 in non-recurring CEO transition costs, all of which were incurred in the first quarter of 2026.

●	Adjusted EBITDA loss of $513,925, compared to $206,804 Adjusted EBITDA profit from the same period in 2025.
●	Cash at period end was approximately $2.85 million.

Alison Forsythe, President and CEO of Intellinetics, stated: “The third quarter marks an encouraging step forward in our transformation. We narrowed our GAAP net loss to $239,000 from $1.1 million in the second quarter, improved Adjusted EBITDA by approximately $516,000 sequentially to positive $145,000, and expanded gross margin to 67.1%. These results demonstrate meaningful progress following a challenging first half, and we believe there is further opportunity to improve margins as our operational initiatives take hold. Having spent nearly nine months leading Intellinetics, I am more confident today in the opportunities ahead than when I joined the company, while recognizing there is still important work to do.”

“We are sharpening our focus on operating discipline, strengthening accountability, and aligning our organization and investments with our highest-priority opportunities. During the third quarter, we advanced our organizational restructuring, and our recent executive appointments in technology and professional services further strengthened the leadership team responsible for execution. These actions are designed to improve efficiency and build a more scalable business.”

“Accelerating SaaS growth remains a central priority. Our current SaaS growth rate is below our ambitions, and we are sharpening commercial execution and focusing our technology and services investments accordingly. We also see opportunities to connect our document-conversion, secure content management, and workflow capabilities more closely to serve customers. Our focus is on turning these opportunities into more consistent, profitable growth and long-term shareholder value.”

Summary – 2026 Third Quarter Results

Revenues for the three months ended September 30, 2026 were $4,027,687, an increase of 0.7%, as compared with $4,001,445 for the same period in 2025. This net increase was driven by SaaS revenue growth of 5.0% and storage and retrieval revenue growth of 6.2%, which more than offset a 2.5% decrease in professional services revenues and a 6.6% decrease in software maintenance services revenues.

Total operating expenses increased 0.1% to $2,948,877, compared to $2,947,128, driven by a 4.0% increase in general and administrative expenses, partially offset by an 11.8% decrease in sales and marketing expenses and a 9.8% decrease in depreciation and amortization. Additionally, for the third quarter, share-based compensation expense decreased $60,517 from 2025 to 2026, to $105,903. Loss from operations was $245,484 compared to a loss from operations of $379,224 in the third quarter last year. The 5.3% increase in gross profit, together with essentially flat operating expenses, contributed to a 35.3% year-over-year reduction in operating loss.

Intellinetics reported a net loss of $239,163 compared to a net loss of $369,765 for the same period in 2025. Basic and diluted net loss per share for the three months ended September 30, 2026 was $(0.05), compared to net loss per basic and diluted share of $(0.08) for the three months ended September 30, 2025. Adjusted EBITDA was $144,821 compared to $102,642 in 2025.

	For the quarters ended September 30,
	2026	2025

Revenues:
Software as a service	$1,689,216	$1,608,253
Software maintenance services	289,548	310,144
Professional services	1,835,423	1,881,975
Storage and retrieval services	213,500	201,073
Total revenues	4,027,687	4,001,445

Summary – 2026 Nine-Month Results

Revenues for the nine months ended September 30, 2026 were $11,883,346, a decrease of 3.1% compared to $12,259,603 for the same period in 2025. This net decrease was driven by a 7.8% decrease in professional services revenues, primarily reflecting project volume challenges in our Document Services segment in the first half of 2026 relative to 2025, and a 10.1% decrease in software maintenance services revenues, which together more than offset SaaS revenue growth of 3.2% and storage and retrieval revenue growth of 6.1%. Total operating expenses increased 7.5% to $10,322,534 compared to $9,603,063. The increase was driven by a 14.1% increase in general and administrative expenses, including approximately $430,000 of non-recurring CEO transition costs in the first quarter of 2026, partially offset by a 13.2% decrease in sales and marketing expenses. Loss from operations was $2,518,095, compared to a loss from operations of $1,572,261 last year. Intellinetics reported a net loss of $2,503,154, or $(0.56) per basic and diluted share compared to net loss of $1,664,920, or $(0.39) per basic and diluted share, for the same period in 2025. Adjusted EBITDA was $(513,925) compared to $206,804 in 2025.

	For the nine-months ended September 30,
	2026	2025

Revenues:
Software as a service	$4,876,479	$4,727,526
Software maintenance services	877,708	975,794
Professional services	5,475,354	5,939,909
Storage and retrieval services	653,805	616,374
Total revenues	11,883,346	12,259,603

2026 Outlook

Based on results through the third quarter and current visibility, management now expects single-digit year-over-year SaaS revenue growth for fiscal 2026, compared with its previous expectation of double-digit growth. The revised outlook primarily reflects the timing of customer deployments and the pace at which bookings convert into recognized SaaS revenue.

Following meaningful sequential improvement in third-quarter operating performance, Intellinetics enters the fourth quarter with a lower cost structure resulting from organizational actions taken during the third quarter. The company is also seeing improving deal pipelines across both Software and Document Services businesses. Management believes these developments provide a stronger foundation to build on recent progress, while recognizing that deployment and project timing will continue to influence quarterly results.

Management remains focused on converting opportunities into revenue, improving customer deployment execution, and directing investments toward software and services capabilities that can support more consistent, profitable growth.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can register for the Q3 2026 earnings webcast. A replay will also be available through November 11, 2027.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is a SaaS and document conversion services provider delivering secure, scalable automation and document management solutions for regulated and resource-constrained organizations. The company helps customers work smarter by connecting information, processes, and people through secure, AI-powered technologies that transform complex data into clarity, transparency, and confident decision-making. Intellinetics is headquartered in Columbus, Ohio. For more information, visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business; opportunities to expand our software and SaaS business; improved revenue predictability; expanded margins; predictable and sustainable growth, including the growth of SaaS business; future revenues, including the “2026 Outlook”; improved business execution and go-to-market approach; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, our ability to execute on our business plan and strategy including our transition to a SaaS-based company, customary risks attendant to trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170

investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest (income) expense, any income taxes, depreciation and amortization expense, non-cash share-based compensation, transaction costs, and CEO transition one-time costs (including overlapping wages and benefits, recruiting costs, legal costs, and severance costs including share-based compensation).

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended September 30,
	2026	2025
Net loss – GAAP	$(239,163)	$(369,765)
Interest (income) expense, net	(6,321)	(9,459)
Depreciation and amortization	284,402	315,446
Share-based compensation, non-cash	105,903	166,420
Adjusted EBITDA	$144,821	$102,642

	For the Nine Months Ended September 30,
	2026	2025
Net loss – GAAP	$(2,503,154)	$(1,664,920)
Interest (income) expense, net	(14,941)	92,659
Depreciation and amortization	868,039	930,573
Share-based compensation, non-cash, excluding CEO transition	688,543	848,492
Transaction costs	17,458	-
CEO transition costs, including cash and non-cash share-based compensation	430,130	-
Adjusted EBITDA	$(513,925)	$206,804

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues:
Software as a service	$1,689,216	$1,608,253	$4,876,479	$4,727,526
Software maintenance services	289,548	310,144	877,708	975,794
Professional services	1,835,423	1,881,975	5,475,354	5,939,909
Storage and retrieval services	213,500	201,073	653,805	616,374
Total revenues	4,027,687	4,001,445	11,883,346	12,259,603

Cost of revenues:
Software as a service	299,411	242,409	833,981	704,589
Software maintenance services	16,703	13,504	43,550	42,847
Professional services	953,211	1,119,255	3,040,021	3,256,568
Storage and retrieval services	54,969	58,373	161,355	224,797
Total cost of revenues	1,324,294	1,433,541	4,078,907	4,228,801

Gross profit	2,703,393	2,567,904	7,804,439	8,030,802

Operating expenses:
General and administrative	2,257,935	2,170,762	8,061,150	7,067,179
Sales and marketing	406,540	460,920	1,393,345	1,605,311
Depreciation and amortization	284,402	315,446	868,039	930,573

Total operating expenses	2,948,877	2,947,128	10,322,534	9,603,063

Loss from operations	(245,484)	(379,224)	(2,518,095)	(1,572,261)

Interest income (expense), net	6,321	9,459	14,941	(92,659)

Net loss	$(239,163)	$(369,765)	$(2,503,154)	$(1,664,920)

Basic net loss per share:	$(0.05)	$(0.08)	$(0.56)	$(0.39)
Diluted net loss per share:	$(0.05)	$(0.08)	$(0.56)	$(0.39)

Weighted average number of common shares outstanding - basic	4,473,982	4,386,943	4,443,011	4,271,877
Weighted average number of common shares outstanding - diluted	4,473,982	4,386,943	4,443,011	4,271,877

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(unaudited)
	September 30,	December 31,
	2026	2025

ASSETS

Current assets:
Cash	$2,851,435	$2,528,281
Accounts receivable, net	880,864	1,239,802
Accounts receivable, unbilled	850,259	909,574
Parts and supplies, net	77,612	173,295
Prepaid expenses and other current assets	594,844	378,305
Total current assets	5,255,014	5,229,257

Property and equipment, net	969,693	1,092,694
Right of use assets, operating	1,202,976	1,394,806
Right of use assets, finance	113,985	164,998
Intangible assets, net	2,635,273	2,906,188
Goodwill	5,789,821	5,789,821
Other assets	743,261	727,808
Total assets	$16,710,023	$17,305,572

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$396,288	$284,680
Accrued compensation	919,860	410,368
Accrued expenses	249,525	199,995
Lease liabilities, operating - current	774,485	721,879
Lease liabilities, finance - current	62,764	67,935
Deferred revenues	4,115,731	3,371,263
Total current liabilities	6,518,653	5,056,120

Long-term liabilities:
Lease liabilities, operating - net of current portion	453,348	749,346
Lease liabilities, finance - net of current portion	68,864	116,090
Total long-term liabilities	522,212	865,436
Total liabilities	7,040,865	5,921,556

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,494,994 and 4,479,123 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	4,495	4,479
Additional paid-in capital	35,681,950	34,893,670
Accumulated deficit	(26,017,287)	(23,514,133)
Total stockholders’ equity	9,669,158	11,384,016
Total liabilities and stockholders’ equity	$16,710,023	$17,305,572

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2026	2025

Cash flows from operating activities:
Net loss	$(2,503,154)	$(1,664,920)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	868,039	930,573
Bad debt expense	10,134	74,976
Loss on disposal of fixed assets	-	10,202
Amortization of deferred financing costs	-	42,052
Amortization of right of use assets, financing	51,013	54,558
Share-based compensation	1,026,698	1,131,891
Changes in operating assets and liabilities:
Accounts receivable	348,804	85,038
Accounts receivable, unbilled	59,315	580,751
Parts and supplies	95,683	(9,516)
Prepaid expenses and other current assets	(216,539)	(23,730)
Accounts payable and accrued expenses	670,630	51,001
Operating lease assets and liabilities, net	(51,562)	(22,961)
Deferred revenues	744,468	223,796
Total adjustments	3,606,683	3,128,631
Net cash provided by operating activities	1,103,529	1,463,711

Cash flows from investing activities:
Capitalization of internal use software	(350,483)	(344,075)
Purchases of property and equipment	(139,093)	(333,793)
Net cash (used in) investing activities	(489,576)	(677,868)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	1,797,106
Offering costs paid on issuance of common stock	-	(175,781)
Principal payments on financing lease liability	(52,397)	(51,314)
Payments to taxing authorities in connection with shares directly withheld from employees	(238,402)	(283,399)
Exercise of stock warrants	-	(12)
Repayment of notes payable	-	(807,331)
Repayment of notes payable - related parties	-	(532,169)
Net cash (used in) financing activities	(290,799)	(52,900)

Net increase in cash	323,154	732,943
Cash - beginning of period	2,528,281	2,489,236
Cash - end of period	$2,851,435	$3,222,179

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$74,425
Cash paid during the period for income taxes	$4,162	$19,563

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for operating lease liability	$578,284	$311,368